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                                                                    Exhibit 99.1



[LAKES ENTERTAINMENT, INC. LOGO]                   NEWS RELEASE
                                                   LAKES ENTERTAINMENT, INC.
                                                   130 CHESHIRE LANE
                                                   MINNETONKA, MN  55305
                                                   952-449-9092
                                                   952-449-9353 (FAX)
                                                   WWW.LAKESENTERTAINMENT.COM
                                                   (NASDAQ: LACO)



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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Friday, June 23, 2006


                LAKES ENTERTAINMENT, INC. ANNOUNCES COMPLETION OF
              FINANCING FOR THE POKAGON BAND OF POTAWATOMI INDIANS
                             FOUR WINDS CASINO AND
                   CLOSING ON $105 MILLION FINANCING FACILITY

MINNEAPOLIS, JUNE 23, 2006 - LAKES ENTERTAINMENT, INC. (NASDAQ: LACO) announced today that on June 22, 2006 an affiliate of the Pokagon Band of Potawatomi Indians (Pokagon Band) closed on a $305 million senior note financing in addition to a $75 million commitment for furniture, fixtures and equipment to fund the Four Winds Casino project in New Buffalo Township, Michigan. In addition, Lakes simultaneously closed on a previously announced $105 million credit agreement through a wholly-owned subsidiary with Bank of America, N.A., as Administrative Agent and the Banc of America Securities, LLC (BAS) serving as sole lead arranger and sole book manager (BofA credit agreement).

Lakes, through a wholly-owned subsidiary, has management and development agreements with an affiliate of the Pokagon Band to develop and manage the Four Winds Casino. The Four Winds Casino will be an approximately 275,000 square foot full-service facility and is expected to include a 130,000 square foot gaming floor featuring 3,000 class III slot machines, 90 table games and a 20-table poker room; a 164-room hotel; six high-quality restaurants; three casino bars; a childcare facility and arcade; retail space; enclosed parking and other casino amenities. The Four Winds Casino will be the only land-based casino in the northern Indiana/western Michigan market.

Lyle Berman, Lakes' Chairman of the Board and Chief Executive Officer, stated, "We are very pleased for the Pokagon Band and congratulate them on securing the funds to develop the Four Winds Casino. We look forward to working with them to open the Four Winds Casino in the third quarter of 2007 and to help make it a tremendous success."

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Approximately $25 million of the proceeds from the BofA credit agreement were used to repay in full Lakes' February 16, 2006 financing facility with an affiliate of Prentice Capital Management, LP (Prentice), and an additional approximately $22.5 million were used to fund Lakes' remaining obligation to the Pokagon Band. The remaining proceeds will be used for, among other things, funding the interest reserve under the BofA credit agreement, for Lakes' other casino development projects and for working capital purposes. All funds drawn under the BofA credit agreement bear interest at the rate of LIBOR plus 6.25% per annum (subject to change pursuant to the terms of the BofA credit agreement), are due and payable on the fourth anniversary of the closing and are secured by substantially all of the material assets of Lakes.

Tim Cope, President and CFO of Lakes, stated, "We have started construction of the Four Winds Casino and with the funds provided by the Lakes' credit agreement we will continue to move forward with our various other casino development projects. We will explore additional financing alternatives to fund future operations and development costs as needed. While we are allowed to sell up to three million shares of WPT Enterprises, Inc. (Nasdaq "WPTE") under the BofA credit agreement, we are no longer actively pursuing a sale of such shares."

As a result of repaying the Prentice financing facility in full without any additional draws, 1.25 million warrants issued to Prentice will remain outstanding and exercisable while approximately 3.21 million warrants issued to Prentice will lapse and not become exercisable.

ABOUT LAKES ENTERTAINMENT

Lakes Entertainment, Inc. currently has development and management agreements with five separate Tribes for new casino operations in Michigan, California, and Oklahoma, a total of eight separate casino sites. In addition, Lakes has announced plans to develop a company owned casino resort project in Vicksburg, Mississippi. The Company also owns approximately 62% of WPT Enterprises, Inc. (Nasdaq "WPTE"), a separate publicly held media and entertainment company principally engaged in the development, production and marketing of gaming themed televised programming including the World Poker Tour television series, the licensing and sale of branded products and the sale of corporate sponsorships.


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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, need for current financing to meet Lakes' operational and development needs; those relating to the inability to complete or possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; reliance on Lakes' management; and the fact that the WPTE shares held by Lakes are currently not liquid assets, and there is no assurance that Lakes will be able to realize value from these holdings equal to the current or future market value of WPTE common stock. There are also risks and uncertainties relating to WPTE that may have a material effect on the Company's consolidated results of operations or the market value of the WPTE shares held by the Company, including WPTE's significant dependence on the Travel Channel as a source of revenue; the potential that WPTE's television programming will fail to maintain a sufficient audience; difficulty of predicting the growth of WPTE's online casino business, which is a relatively new industry with an increasing number of market entrants; the risk that WPTE may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPTE's television programming; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPTE's relationships with key licensing and strategic partners; and WPTE's dependence on its senior management team. For more information, review the Company's filings with the Securities and Exchange Commission.



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